FOR IMMEDIATE RELEASE  For more information:

Bill Creekmuir
Simmons Bedding Company
770.673.2625

Alan Oshiki
Broadgate Consultants
212.232.2354

SIMMONS COMPANY DEBT UPGRADED BY MOODY’S INVESTORS SERVICE

ATLANTA, GA, October 3, 2006 - Simmons Company (“Simmons” or “the Company”), a leading manufacturer of premium-branded bedding products, today announced that its debt rating and the debt ratings of its operating subsidiary, Simmons Bedding Company (“Simmons Bedding”), have been upgraded by Moody’s Investors Service. Moody’s rated Simmons’ outlook as positive.

Moody’s upgraded the debt ratings of:
•	Simmons Beddings’ $492 million secured term loan, from B2 to Ba3;
•	Simmons Beddings’ $75 million secured revolving credit facility, from B2 to Ba3;
•	Simmons Beddings’ $200 million subordinated notes, from Caa1 to B3; and
•	Simmons’ $269 million discount notes, from Caa2 to Caa1.

“We are very pleased with Moody’s recognition of the progress we have made,” said Charlie Eitel, Simmons’ Chairman and Chief Executive Officer. “The ratings upgrades reflect our strong 2006 financial performance and consequent debt reduction. Importantly, the ratings upgrade also allows Simmons greater financial flexibility. We appreciate Moody’s expression of confidence in our ability to continue to deliver superior results.” As a result of the ratings upgrade, the interest rate margin for Simmons Bedding’s bank term loan was lowered to LIBOR plus 2% from LIBOR plus 2.25%.

The upgrades arose from a review by Moody’s under its new Probability-of-Default and Loss-Given-Default rating methodology. Simmons was one of approximately 100 companies reviewed in six U.S. sectors, including the Consumer Products sector.

About Simmons Company
Atlanta-based Simmons Company, through its indirect subsidiary Simmons Bedding Company, is one of the world's largest mattress manufacturers, manufacturing and marketing a broad range of products including Beautyrest®, BackCare®, Beautyrest Black™, Natural CareTM Latex, BackCare Kids® and Deep Sleep®. Simmons Bedding Company operates 17 conventional bedding manufacturing facilities and two juvenile bedding manufacturing facilities across the United States and Puerto Rico. Simmons is committed to developing superior mattresses and promoting a higher quality sleep for consumers around the world. For more information, visit the Company's website at www.simmons.com.

“Safe Harbor” Statement under the United States Private Securities Litigation Reform Act of 1995:
This press release includes forward-looking statements that reflect Simmons Company’s current views about future events and financial performance.  Words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions that predict or indicate future events, results or trends, or that do not relate to historical matters, identify forward-looking statements.  The forward-looking statements in this press release speak only as of the date of this release.  These forward-looking statements are expressed in good faith and Simmons Company believes there is a reasonable basis for them.  However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved.  Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from Simmons Company’s expectations.  These factors include, but are not limited to: (i) competitive pricing pressures in the bedding industry; (ii) legal and regulatory requirements; (iii) the success of new products; (iv) Simmons Company’s relationships with and viability of its major suppliers; (v) fluctuations in Simmons Company’s costs of raw materials; (vi) Simmons Company’s relationship with significant customers and licensees; (vii) Simmons Company’s ability to increase prices on its products and the effect of these price increases on its unit sales; (viii) an increase in Simmons Company’s return rates and warranty claims; (ix) Simmons Company’s labor relations; (x) departure of Simmons Company’s key personnel; (xi) encroachments on Simmons Company’s intellectual property; (xii) Simmons Company’s product liability claims; (xiii) Simmons Company’s level of indebtedness; (xiv) interest rate risks; (xv) compliance with covenants in Simmons Company’s debt agreements; (xvi) Simmons Company’s future acquisitions; (xvii) a significant change to the timing of the closing of the Simmons Canada transaction; (xviii) Simmons Company’s ability to successfully integrate Simmons Canada into its operations; and (xix) other risks and factors identified from time to time in Simmons Company’s reports filed with the Securities and Exchange Commission. Simmons Company undertakes no obligation to update or revise any forward-looking statements, either to reflect new developments or for any other reason.